UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 7, 2006

Shoe Pavilion, Inc.
(Exact name of registrant as specified in its charter)

Delaware	0-23669	94-3289691
(State of other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

13245 Riverside Drive, Suite 450
Sherman Oaks, California    91423
(Address of principal executive offices including zip code)

(818) 907 9975
(Registrant's telephone number, including area code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02    Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On July 7, 2006, Shoe Pavilion, Inc. announced that effective July 10, 2006, Bruce Ross will become the Company's Executive Vice President and Chief Financial Officer. It also announced that Neil T. Watanabe, the Company's Executive Vice President and Chief Financial Officer, is leaving to pursue other interests. A copy of the press release is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Mr. Ross has over 25 years of finance and operations experience in retail and other corporate environments, working with both public and private companies. Mr. Ross served as Executive Vice President and Chief Financial Officer of Guitar Center, Inc. from 1994 until February 2006. Guitar Center is the largest retailer of musical instruments in the United States, with revenues of $1.8 billion in 2005.

Item 9.01.    Financial Statements and Exhibits.

(d) Exhibits.
Exhibit	Description
99.1	Press Release dated July 7, 2006

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: July 7, 2006

Shoe Pavilion, Inc.

By: /s/ Dmitry Beinus

Dmitry Beinus
President and Chief Executive Officer

EXHIBIT INDEX

Exhibit	Description
99.1	Press Release of Shoe Pavilion, Inc. issued July 7, 2006 Also provided in PDF format as a courtesy.